UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2011

PHOTONIC PRODUCTS GROUP, INC.
 (Exact name of registrant as specified in its charter)

New Jersey	000-11668	22-2003247
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

181 Legrand Avenue, Northvale, NJ	07647
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-767-1910

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders of Photonic Products Group, Inc. held on June 2, 2011, shareholders representing 8,102,389 shares or 69.3% of the 11,691,953 shares of common stock outstanding on the record date of April 8, 2011 were present in person or by proxy, constituting a quorum for the purposes of the Annual Meeting.  Matters voted upon at the Annual Meeting were as follows:

Proposal One:  The election of two (2) Class 1 directors to the Board of Directors to hold office for three (3) years and until their respective successors have been elected.

All of the Board’s nominees were elected.  Voting for Proposal One was as follows:

	Authority
Class I Directors — Term Expires in 2014	For	Withheld	Broker non-vote

Dennis G. Romano	7,717,018	131,700	253,671
N.E. Rick Strandlund	7,717,018	131,700	253,671

Proposal Two:  Ratification of Holtz Rubenstein Reminick, LLP as the Company’s Independent Registered Public Accounting Firm.

Holtz Rubenstein Reminick, LLP was ratified as the Company’s Independent Registered Public Accounting Firm.  Voting for Proposal Two was as follows:

	For	Against	Abstain

Proposal Two	8,047,278	55,111	0

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PHOTONIC PRODUCTS GROUP, INC.

Date: June 3, 2011	By:	/s/ William J. Foote
William J. Foote
Chief Financial Officer, Secretary and Treasurer